UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 26, 2010

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 26, 2010, Solta Medical, Inc. (“Solta”) completed its acquisition of Aesthera Corporation (“Aesthera”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Solta, Apollo ATC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Solta (“Merger Sub”), Aesthera and Dana Mead, as holder representative. Merger Sub has merged with and into Aesthera, with Aesthera being the surviving corporation and continuing as a wholly owned subsidiary of Solta (the “Merger”).

Under the terms of the Merger Agreement, Solta issued in the aggregate (i) $4.75 million in shares of Solta common stock (the “Closing Shares”) to Aesthera senior debt holders and (ii) $501,000 to such holders, certain security holders and certain obligation holders of Aesthera, including advisors and severance recipients. The Closing Shares were valued at the volume weighted average of the closing sales prices for Solta common stock on NASDAQ for the five most recent consecutive trading days ending on (and including) the trading day immediately prior to the date of the Merger Agreement or $1.95 (the “Closing Price Per Share”).

In addition, Solta has agreed to issue up to an additional $10.75 million in shares of its common stock (the “Earn-Out Shares”) to certain obligation holders of Solta, including junior debt holders, advisors, and severance recipients, upon Aesthera’s achievement of the following milestones:

•	up to $250,000 in shares of Solta common stock (valued at the Closing Price Per Share) upon the collection of a certain receivable on or by June 30, 2010;

•

$250,000 in shares of Solta common stock (valued at the volume-weighted average of the closing sales prices for Solta common stock on the NASDAQ for the five most recent consecutive trading days ending on (and including) the trading day immediately prior to the last day of the period for which such Earn-Out Shares are to be issued (the “Earn-Out Price Per Share”)) if Aesthera’s revenue is equal to or greater than $2,500,000 during the quarterly period ending on June 30, 2010;

•	$250,000 in shares of Solta common stock (valued at the Earn-Out Price Per Share) if Aesthera’s revenue is equal to or greater than $2,500,000 during the quarterly period ending on September 30, 2010;

•

$1,000,000 in shares of Solta common stock (valued at the Earn-Out Price Per Share) if Aesthera’s revenue is equal to or greater than $14,000,000 (the “Annual Threshold”) during the annual period commencing on April 1, 2010, and ending on March 31, 2011;

•

$1,000,000 in shares of Solta common stock (valued at the Earn-Out Price Per Share) for each additional $1,000,000 of Aesthera revenue in excess of the Annual Threshold, up to a maximum of $7,000,000 in shares of Solta common stock; and

•

$500,000 in shares of Solta common stock (valued at the Earn-Out Price Per Share) for each of the four quarterly periods commencing on April, 1, 2010, July 1, 2010, October 1, 2010 and January 1, 2011 in which Aesthera’s revenue is equal to or greater than $4,500,000.

The terms of the Merger are more fully described in the Current Report on Form 8-K filed on February 23, 2010, which is incorporated herein by reference.

A copy of the press release announcing the closing of the Merger is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Solta Medical, Inc. dated as of March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: March 1, 2010	By:	/s/ JOHN F. GLENN
John F. Glenn
Chief Financial Officer